EXHIBIT 99.2
23rd Floor & Rooms 502-503, Beautiful Group Tower,
74 – 77 Connaught Road Central, Hong Kong
Telephone : (852) 2850 8820  Fax : (852) 2850 6660
E-mail : office@chanchansol.com
INTERCHANGE DX-075039 SHEUNG WAN 1
香港中環干諾道中74-77號 標華豐集團大廈23字樓及502至503室 電話:(852) 2850 8820 傳真:(852) 2850 6660 電郵: office@chanchansol.com INTERCHANGE DX-075039 SHEUNG WAN 1

Your ref	:		Date : 30th September 2011
Our ref	:	08/08/MI/5867/2010	Handling Solicitor : Mr. Tsang Direct Line : 2126-7003

Dragon Bright Mintai Botanical Technology (Cayman) Limited Room B, 19/F., Hillier Commercial Building, 89-91 Wing Lok Street, Sheung Wan, Hong Kong

Dear Sirs,

Re :	Dragon Bright Mintai Botanical Technology (Cayman) Limited – Registration Statement
on Form F-1 filed on 30th September 2011

We are qualified solicitors of Hong Kong Special Administrative Region (the “HKSAR”) and as such are qualified to issue this opinion on the Hong Kong law.

We have acted as the Hong Kong counsel for Dragon Bright Mintai Botanical Technology (Cayman) Limited (the “Company”), a company established and existing under the law of the Cayman Islands, in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by certain selling shareholders of the Company up to 131,000,000 shares of the Company and (ii) the Company’s proposed quoting of the shares on the OTC Bulletin Board or another quotation system, such as OTCQX. We have been instructed by the Company to issue the following opinion.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In examination of the documents and for the purpose of giving this opinion, we have assumed without further inquiry:
1.	The genuineness of all signatures and seals, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies;

PARTNERS : CONSULTANTS : ASSISTANT SOLICITORS :	CHAN HOI YAN ANDREY WONG YIU WAH TSANG WAI SUM SAM CHEUNG CHAK WAI	LL.B LL.B LL.B LL.B	陳凱欣律師 黃耀華律師 曾偉森律師 張澤煒律師	CHAN TZE CHIN KWAN CHEUK KUI VERDI CHEUNG CHEUK WA PERRY	B.A. B.A. LL.B	陳子遷律師 關卓鉅律師 張焯華律師

2.	The truthfulness, accuracy and completeness of all factual statements in the documents; and

3.	The accuracy and completeness of all factual statements after the documents was submitted to us for purposes of this opinion; and

4.	No amendments, revisions, modifications or other changes have been made with respect to any of the documents that have been provided to us as of the date of this opinion.

Based on the foregoing, we are of the opinion that:
●
Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. There is therefore doubt as to the enforceability in Hong Kong in original actions or in actions for enforcement of judgments of United States courts of civil liabilities predicted solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

●
The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Hong Kong Law, are accurate in all material respects and that such statements constitute our opinion.

This opinion is limited to Hong Kong law, including the statutory provisions and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist.  We express no opinion with respect to the affect or applicability of the laws of any other jurisdiction.  We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the prospectus, constituting a part of such Registration Statement.

Yours faithfully,

/s/ CHAN & CHAN

CHAN & CHAN

PARTNERS : CONSULTANTS : ASSISTANT SOLICITORS :	CHAN HOI YAN ANDREY WONG YIU WAH TSANG WAI SUM SAM CHEUNG CHAK WAI	LL.B LL.B LL.B LL.B	陳凱欣律師 黃耀華律師 曾偉森律師 張澤煒律師	CHAN TZE CHIN KWAN CHEUK KUI VERDI CHEUNG CHEUK WA PERRY	B.A. B.A. LL.B	陳子遷律師 關卓鉅律師 張焯華律師